Exhibit 10.4

FIFTH AMENDMENT TO

BJ SERVICES COMPANY 2000 INCENTIVE PLAN

WHEREAS, BJ Services Company (the “Company”) has heretofore adopted the BJ Services Company 2000 Incentive Plan (the “Plan”);

WHEREAS, the Plan has heretofore been amended by four separate amendments adopted on March 22, 2001; December 4, 2001; and July 28, 2005; and

WHEREAS, the Company desires to amend the Plan in certain additional respects;

NOW THEREFORE, the Plan shall be amended as follows, effective for Awards made on or after November 15, 2006:

1.	The definition of the term “retirement” in Article II, Section 3(b) of the Plan is hereby amended to read in its entirety as follows:

“‘As used in this Plan, the term “retirement” means the termination of an employee’s employment with the Company, its subsidiaries and affiliated entities on or after reaching age 60 (provided that without limiting any powers conferred on the Committee or the Board under the Plan, Awards granted to such persons may be subject to forfeiture upon conditions imposed by the Committee in its discretion), for reasons other than death, Disability or Cause,’”